Exhibit 32.2

Certificate pursuant to 18 U.S. C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of my knowledge, hereby certifies that the report of Newnan Coweta Bancshares, Inc., filed on Form 10-KSB for the period ended December 31, 2004: (1) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial conditions and results of operations of Newnan Coweta Bancshares, Inc.

Date: March 24, 2005

/s/ Ann B. Bledsoe
Ann B. Bledsoe,
Chief Financial Officer